EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 156 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended August 31, 2013, and to the references to us under the headings “Financial Highlights” in the respective Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the respective Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 23, 2013

Appendix A

Report Date

Funds

October 17, 2013

Eaton Vance Multi-Cap Growth Fund

October 17, 2013

Eaton Vance Worldwide Health Sciences Fund

October 17, 2013

Worldwide Health Sciences Portfolio

October 18, 2013

Eaton Vance Asian Small Companies Fund

October 18, 2013

Asian Small Companies Portfolio

October 18, 2013

Eaton Vance Greater China Growth Fund

October 18, 2013

Eaton Vance Richard Bernstein All Asset Strategy Fund

October 18, 2013

Eaton Vance Richard Bernstein Equity Strategy Fund